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Exhibit 21

Headwaters Incorporated Subsidiaries

American Lignite Energy, LLC, a Delaware limited liability company (40% ownership)
 Atlantic Shutter Systems, Inc., a South Carolina corporation
 Chihuahua Stone LLC, a Utah limited liability company
Covol Engineered Fuels, LC, a Utah limited liability company
 Covol Fuels No. 2, LLC, a Utah limited liability company
 Covol Fuels No. 4, LLC, a Utah limited liability company
 Covol Fuels No. 5, LLC, a Utah limited liability company
 Covol Fuels Alabama No. 3, LLC, a Utah limited liability company
 Covol Fuels Alabama No. 4, LLC, a Utah limited liability company
 Covol Fuels Alabama No. 5, LLC, a Utah limited liability company
 Covol Fuels Alabama No. 7, LLC, a Utah limited liability company
 Covol Fuels Rock Crusher, LLC, a Utah limited liability company
Covol Fuels Chinook, LLC, a Utah limited liability company
 Dutch Quality Stone, Inc., an Ohio corporation
 Eldorado SC-Acquisition Co., a Utah corporation
 Eldorado Stone Acquisition Co., LLC, a Utah limited liability company
 Eldorado Stone Funding Co., LLC, a Utah limited liability company
 Eldorado Stone LLC, a Delaware limited liability company
 Eldorado Stone Operations LLC, a Utah limited liability company
 Eldorado Stone Philippines, Inc., a Philippines corporation (99% ownership)
 Environmental Technologies Group, LLC, a Utah limited liability company
Evonik Headwaters LLP, a United Kingdom limited liability partnership (50% ownership)
 FlexCrete Building Systems, LC, a Utah limited liability company
 Global Climate Reserve Corporation, a Utah corporation
 HCM Stone, LLC, a Utah limited liability company
 HCM Louisiana, LLC, a Utah limited liability company
 HCM Utah, LLC, a Utah limited liability company
 HES Ethanol Holdings,  LLC, a Utah limited liability company
 Headwaters CTL, LLC, a Utah limited liability company
 Headwaters Clean Carbon Services LLC, a Utah limited liability company
Headwaters Construction Materials, LLC, a Texas limited liability company
 Headwaters Construction Materials, Inc., a Utah corporation
 Headwaters Energy Services Corp., a Utah corporation
 Headwaters Ethanol Operators, LLC, a Utah limited liability company
 Headwaters Heavy Oil, LLC, a Utah limited liability company
 Headwaters Plant Services, Inc., a Utah corporation
 Headwaters Refinery Investments Co., a Utah corporation
 Headwaters Resources, Inc., a Utah corporation
 Headwaters Resources Limited, a New Brunswick, Canada corporation
Headwaters Services Corporation, a Utah corporation
 Headwaters Synfuel Investments, LLC, a Utah limited liability company
 Headwaters Technology Innovation Group, Inc., a Utah corporation
 Inspire Services, LLC, a Michigan limited liability company
 L-B Stone LLC, a Utah limited liability company
 Metamora Products Corporation, a Michigan corporation
 Metamora Products Corporation of Elkland, a Pennsylvania corporation
 MTP, Inc., an Ohio corporation
 Piedras Headwaters, S. de RL de CV, a Mexican limited liability variable stock company
Stonecraft Manufacturing, LLC, an Ohio limited liability company
 Stonecraft Sales, LLC, a Michigan limited liability company
 Tapco Europe Limited, a United Kingdom corporation
 Tapco International Corporation, a Michigan corporation

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  Exhibit 21